WARRANT AMENDMENT AGREEMENT

THIS WARRANT AMENDMENT AGREEMENT (the "Agreement"), is dated as of October____, 2009, by and between PCS Edventures!.com, Inc., an Idaho corporation (the "Company"), and Burlingame Equity Investors, LP, a Delaware limited partnership (the "Holder").

WHEREAS, on December 29, 2005, the Company executed (i) a Common Stock Purchase Warrant “A” granting to Barron Partners LP, a Delaware limited partnership (“Barron”) and its assigns the right to purchase up to 2,500,000 shares of the Company's common stock at a price of $1.20 per share, expiring on December 29, 2009; and (ii) a Common Stock Purchase Warrant “B” granting to Barron and its assigns the right to purchase up to 2,500,000 shares of the Company’s common stock at a price of $1.80 per share, expiring on December 29, 2009;

WHEREAS, effective as of April 11, 2007, Barron assigned to the Holder the right to purchase (i) 2,300,000 shares of the Company’s common stock under the Common Stock Purchase Warrant “A” (such assigned portion thereof shall be referred to herein as the “A Warrant”); and (ii) 2,300,000 shares of the Company’s common stock under the Common Stock Purchase Warrant “B” (such assigned portion thereof shall be referred to herein as the “B Warrant” and the “A Warrant” and the “B Warrant” shall collectively be referred to herein as the “Warrants”);

WHEREAS, Paragraph 14(a) of each Warrant authorizes its amendment by a writing executed by both parties;

WHEREAS, effective as of May 31, 2007, the Company and the Holder executed a Warrant Amendment Agreement whereby, among other things, they amended the B Warrant: (i) to reduce the exercise price thereof to $0.97 per share; and (ii) to reduce to $1.26 the average closing bid price of the Company’s common stock for purposes of triggering the call provision of Paragraph 9 of the B Warrant;

WHEREAS, the parties hereto wish further to amend the B Warrant as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained herein, the Company and the Holder hereby agree as follows:

1.

Amendment of B Warrant.

a.  The first paragraph of the B Warrant is hereby amended as follows:

Exercise Price per Share: $0.68

PCS Edventures!.COM, Inc, a company organized and existing under the laws of the State of Idaho (the “Company”), hereby certifies that, for value received, BURLINGAME EQUITY INVESTORS, LP, or its registered assigns (the “Warrant Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to Two Million Three Hundred Thousand (2,300,000) shares (as adjusted from time to time as provided in Section 7, the “Warrant Shares”) of Company’s common stock, without par value (the “Common Stock”), at a price of Sixty Eight Cents ($0.68) per Warrant Share (as adjusted from time to time as provided in Section 7, the “Exercise Price”), at any time and from time to time through and including the later of 5:00 p.m. New York City time on December 31, 2010, (the “Expiration Date”) subject to the right to extend the Expiration Date to December 31, 2011, upon the parties’ mutual written consent, and subject to the following terms and conditions:

b.  Paragraph 9 of the B Warrant is hereby amended as follows:

9.  Call by the Company.  For every calendar quarter in which the average closing price of the Company’s common stock during such calendar quarter exceeds $1.00 per share and there is an effective Registration Statement covering the shares of Common Stock underlying this Warrant (“Automatic Exercise”), the Company shall have the right, for as long as all or a portion of this Warrant is outstanding, to provide the Holder with a notice of Automatic Exercise (the “Automatic Exercise Notice”).  Upon receipt of the Automatic Exercise Notice, the Holder must either: (i) exercise this Warrant in the amount of 460,000 shares of the Company’s common stock (except to the extent the exercise would violate the 4.9% maximum exercise provision in Section 6 of this Warrant), within forty-five (45) days; (ii) exercise its Common Stock Purchase Warrant A of even date with this Warrant in the amount of 460,000 shares of the Company’s common stock (except to the extent such exercise would violate the 4.9% maximum exercise provision in Section 6 of such Warrant), within forty-five (45) days; or (iii) notify the Company of its intent to transfer this Warrant pursuant to Section 4 of this Warrant.  In the event Holder elects to transfer this Warrant pursuant to Section 4 of this Warrant, then the subsequent holder of this Warrant must exercise this Warrant in whole on or before the forty-fifth (45) day after notification of intent to transfer this Warrant.  In the event that this Warrant is exercised, the Holder must deliver to the Company on or before 5:00 p.m., Eastern Time, on the required date, (i) Form of Election to Purchase properly executed and completed by Holder or an authorized officer thereof, (ii) a check payable to the order of the Company, in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares specified in the Exercise Notice, and (iii) this Warrant.  If the Holder does not exercise this Warrant within forty-five (45) days from receipt of the Automatic Exercise Notice, in the event that this Warrant has been transferred pursuant to Section 4 of this Warrant, the subsequent holder of this Warrant does not exercise this Warrant within forty-five (45) days after notification of intent to transfer this Warrant, then this Warrant will expire.

2.

Prospectus Supplement.  To the extent required by applicable federal securities laws, rules and regulations, the Company shall promptly file with the Commission a prospectus supplement disclosing the terms of this Agreement.  From the date hereof to the date that the Company advises the Holder that such prospectus supplement has been filed with the Commission, the Holder shall not sell or otherwise transfer any of the shares registered under the Registration Statement without the availability of an exemption from the registration requirements of the Securities Act of 1933, as amended.

3.

Remaining Provisions of Warrants.  With the sole exception of the above-referenced amendments to the B Warrant, all terms and provisions of both the A Warrant and the B Warrant shall remain in full force and effect, without any change whatsoever.

4.

Anti-Dilution Provisions.  The Holder hereby acknowledges that the repricing of the B Warrant in this Agreement and the other matters addressed herein do not trigger the anti-dilution provisions of Paragraphs 7(e) of either the A Warrant or the B Warrant, and the parties agree that such anti-dilution provisions shall remain in full force and effect with respect to any future transactions to which such provisions would otherwise apply.

5.

Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be delivered as provided in Paragraph 13 of each Warrant.

6.

Entire Agreement; Amendment.  This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.  Neither the Company nor the Holder has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.

7.

Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

8.

Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.

9.

Savings Clause.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

"The Company"

PCS EDVENTURES!.COM, INC.,

an Idaho corporation

By /s/ Anthony A. Maher

    Anthony A. Maher, President

"Holder"

BURLINGAME EQUITY INVESTORS, LP, a Delaware limited partnership

By /s/ Blair Sanford

Managing Member